                                                                   EXHIBIT 10.19


                             SECOND AMENDMENT UNDER
                             GP TERM LOAN AGREEMENT

         Second Amendment, dated as of February 4, 1999 (the "Second Amendment"), to the Amended and Restated Term Loan Agreement, dated as of September 15, 1992 (as amended, supplemented or otherwise modified from time to time, the "GP Term Loan Agreement"), between COGEN TECHNOLOGIES LINDEN, LTD. (the "Borrower") and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity except to the extent expressly set forth herein but as trustee (in such capacity, the "Owner Trustee") under a Trust Agreement, dated as of December 28, 1990 (as amended, supplemented and modified from time to time, the "Trust Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the GP Term Loan Agreement, the Owner Trustee has agreed to make, and has made, certain loans and other extensions of credit to the Borrower;

         WHEREAS, the Borrower has requested (i) a certain consent and waiver of even date herewith executed by RCM Holdings, Inc., as a general partner of the Borrower, and the Owner Trustee (the "Consent and Waiver (RCM)"), (ii) a certain consent and waiver of even date herewith executed by JEDI Linden GP, L.L.C., as a general partner of the Borrower, and the Owner Trustee (the "Consent and Waiver (JEDI Linden)") and (iii) this Second Amendment, and upon this Second Amendment becoming effective, the Owner Trustee has agreed, that certain provisions of the GP Term Loan Agreement be amended in the manner provided for in this Second Amendment;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I.       Definitions.

         1.       Section 1.1 of the GP Term Loan Agreement shall be amended by:

                  (i) deleting the definitions "Amended and Restated Partnership Agreement", "Fixed Charge Coverage Ratio," and "Partnership Agreement" and substituting in lieu thereof the following definitions:

                           "'Fixed Charge Coverage Ratio': shall mean, for each
                  year during the Preferred Distribution Period, the ratio of:

                           (a) the pro forma EBDIT of the Limited Partnership
                  for such year to


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                           (b) the sum of (i) the aggregate Preferred Cash
                  Distributions required to be made during such year, plus (ii) the aggregate amount of interest payable on the Loans during such year, plus (iii) the aggregate amount of scheduled repayments to be made on the Post-Completion Note during such year, plus (iv) the aggregate amount of interest and principal payments to be made during such year on any Additional Debt (including the Intercompany Subordinated Loan) incurred by the Borrower as permitted by subsection 7.2(b); provided, however, that, for purposes of and only for purposes of Section 4.01(d) of the Security Deposit Agreement, so long as the Fixed Charge Coverage Ratio, calculated with the inclusion of payments on the Intercompany Subordinated Loan, is no less than 1.1 to 1.0, the Fixed Charge Coverage Ratio shall be calculated without including payments on the Intercompany Subordinated Loan."

                           "'Linden Partnership Agreement': shall mean the
                  Agreement of Limited Partnership of the Borrower, dated as of June 28, 1989, as amended, supplemented or otherwise modified from time to time."

                           "'Project Partnership Agreement': shall mean the
                  Amended and Restated Agreement of Limited Partnership of Cogen Technologies Linden Venture, L.P., dated as of September 15, 1992, as amended, supplemented or otherwise modified from time to time."

                  and

                  (ii)     adding the following new definitions:

                           "'Acceptable Bank': shall mean any commercial bank
                  which has a long-term senior unsecured debt rating of "A" or better by both Standard & Poor's Rating Services and Moody's Investors Services, Inc. and has a branch office in New York City, New York."

                           "'East Coast': shall mean East Coast Power L.L.C., a
                  Delaware limited liability company."

                           "'GP Term Loan Shortfall Amount': shall mean any
                  amount due and payable by the Borrower hereunder which is unpaid."

                           "'Intercompany Subordinated Loan': shall mean the
                  subordinated intercompany loan to be made on February 5, 1999 by East Coast to the Borrower in order for the Borrower to pay in full the Redemption Subordinated Loan."


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                           "'Letter of Credit': shall mean the letter of
                  credit, dated as of February 4, 1999, made by Bank of America NT & SA in favor of the Owner Trustee, in an amount equal to $22,250,000 as the same may be replaced, renewed, amended, supplemented or otherwise modified from time to time."

                           "'Letter of Credit Proceeds': shall mean the
                  proceeds from any drawing by the Lender under the Letter of Credit."

                           "'Letter of Credit Proceeds Interest Amount': shall
                  mean, at any time after a drawing under the Letter of Credit, any interest, dividends, gain and the like that have accrued or been earned (but only to the extent that they have actually accrued or been earned) as of such time on the excess, from time to time, of (i) the Letter of Credit Proceeds (together with any interest, dividends, gains and the like accrued or earned thereon) over (ii) the sum of the Project PA Shortfall Amount and GP Term Loan Shortfall Amount."

                           "'Linden, Inc.': shall mean JEDI Linden, Inc., a
                  Delaware corporation."

                           "'Project PA Shortfall Amount': shall be an amount
                  equal to $0 as of February 4, 1999 and shall be (x) increased, at the time of any monthly distribution under subsection 4.3(a) of the Project Partnership Agreement, by the excess, if any, of the amount specified in such subsection 4.3(a) to be distributed with respect to the Preferred Limited Partnership Interest and the Common Limited Partnership Interest (both as defined in the Project Partnership Agreement) for such month over the amount actually distributed pursuant to such subsection with respect to the Preferred Limited Partnership Interest and the Common Limited Partnership Interest for such month, and (y) decreased, at the time of any distribution under subsection
                  4.5 of the Project Partnership Agreement, by distributions with respect to the Preferred Limited Partnership Interest and the Common Limited Partnership Interest pursuant to such subsection 4.5."

                           "'Redemption and Amendment Agreement': shall mean
                  the Redemption of Partnership Interests and Amendment to Agreement of Limited Partnership of Cogen Technologies Linden, Ltd., dated as of February 4, 1999, by and among JEDI Linden GP, L.L.C., JEDI Linden LP, L.L.C., RCM Management Services, L.P., Cogen Technologies Limited Partners Joint Venture and the Borrower."

                           "'Redemption Subordinated Loan': shall mean a
                  subordinated bridge loan from Morgan Stanley & Co. Incorporated to the Borrower on February 4, 1999, the proceeds of which were used or will be used by the Borrower for the redemption by


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                  the Borrower of certain partnership interests in the Borrower owned by RCM Holdings, Inc. (formerly known as Cogen Technologies, Inc.) and Cogen Technologies Limited Partners Joint Venture pursuant to the Redemption and Amendment Agreement."

                           "'Security Agreement' shall mean the Collateral
                  Security Account and Pledge Agreement, dated as of September 17, 1992, by and among the Owner Trustee, UBS, AG, Linden Owner Partnership, as Beneficiary and United States Trust Company of New York, as amended, supplemented and modified from time to time."

         2. Section 1.1 of the GP Term Loan Agreement shall be amended by inserting the words ", the Letter of Credit" in the sixth line of the definition of "Collateral Security Documents" after the words "Deposit Agreement" and before the words "and any".

         3. Unless otherwise defined herein, terms defined in the GP Term Loan Agreement and used herein shall have the meanings given to them in the GP Term Loan Agreement.

         4. After the effective date of this Second Amendment (i) any reference to "the General Partner" in the GP Term Loan Agreement shall mean JEDI Linden GP, L.L.C., a Delaware limited liability company and its successors and assigns, (ii) any reference to "the Limited Partner" in the GP Term Loan Agreement shall mean JEDI Linden LP, L.L.C., a Delaware limited liability company and its successors and assigns, (iii) any reference to "the Amended and Restated Partnership Agreement" in the GP Term Loan Agreement shall mean the Project Partnership Agreement, and (iv) any reference to "the Partnership Agreement" in the GP Term Loan Agreement shall mean the Linden Partnership Agreement.

         II.      Amendment to the GP Term Loan Agreement.

         1. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 2.7(d) of the GP Term Loan Agreement by inserting the words "the Letter of Credit," in the thirteenth line after the words "this Agreement," and before the words "the Security Deposit Agreement".

         2. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 3.11 of the GP Term Loan Agreement by deleting "; provided, however, that the Lender shall have full recourse to the Borrower and all of its assets in an amount equal to 10% of the then outstanding Obligations less the amount of cash or cash equivalents in the Working Capital Fund" in the fifth line through ninth line thereof.

         3. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 6.1 of the GP Term Loan Agreement by (i) deleting the reference to New York in clause (ii) of the first sentence thereof and (ii) deleting the last sentence thereof and replacing it with the following sentences:

         "The General Partner (i) will be the sole general partner of the Borrower and engage solely


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         in the business of the performance of the Borrower's obligations pursuant to the Transaction Documents and (ii) will preserve and maintain in full force and effect its existence as a limited liability company under the laws of the State of Delaware and its qualification to do business in the States of Texas and New Jersey and in each other jurisdiction in which the conduct of its business requires such qualification. Linden, Inc. will preserve and maintain in full force and effect its existence as a corporation under the laws of the State of Delaware and its qualification to do business in the States of Texas and New Jersey and in each other jurisdiction in which the conduct of its business requires such qualification. East Coast will preserve and maintain in full force and effect its existence as a limited liability company under the laws of the State of Delaware and its qualification to do business in the States of Texas and New Jersey and in each other jurisdiction in which the conduct of its business requires such qualification."

         4. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 6.6 of the GP Term Loan Agreement by adding the following as subsection (c):

                  "(c) Each of the General Partner, Linden, Inc. and East Coast shall comply with all applicable laws, rules, regulations and orders, and shall from time to time obtain and comply with all Government Approvals as shall now or hereafter be necessary under applicable law or regulation, except any thereof the non-compliance with which could not reasonably be expected to (i) have a material adverse affect on the business, operations, property or condition (financial or other) of the Borrower or the General Partner or the rights or interests of the Lender or (ii) materially adversely affect the Borrower's or the General Partner's ability to perform its obligations under the Transaction Documents to which it is a party."

         5. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend the GP Term Loan Agreement by adding the following Section
6.18:

                  "6.18 Certain Covenants Relating to the General Partner, Linden, Inc. and East Coast.

                           (a) Each of the General Partner, Linden, Inc. and
                  East Coast will observe all procedures required by their respective organizational documents and the laws of the State of Delaware as they apply to limited liability companies with respect to the General Partner and East Coast and to corporations with respect to Linden, Inc.

                           (b) The business and affairs of the General Partner
                  will be managed by or under the direction of its manager in accordance with the limited liability company agreement of the General Partner. Subject to the provisions of the General Partner's limited liability agreement, Linden, Inc. and East Coast will have the normal rights


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                  of a member of the General Partner under Delaware law.

                           (c) The funds of the General Partner will be
                  deposited in a bank account or accounts of the General Partner. No other entity will have an interest in such account or accounts; provided, however, that such account or accounts may be part of a "cash concentration" system with a bank; such accounts will be accounted for and tracked separately.

                           (d) Each of the General Partner, Linden, Inc. and
                  East Coast will be responsible for its own expenses.

                           (e) Each of the General Partner, Linden, Inc. and
                  East Coast will conduct its business solely in its own name and through its duly authorized officers or agents, in each case so as not to mislead others as to its identity, assets or liabilities. The General Partner will have its own telephone listing and an identifiable principal place of business. The General Partner, Linden, Inc. and East Coast will have separate stationery, check stock and other business forms.

                           (f) The General Partner will maintain separate
                  financial statements, separately identifying its own assets, liabilities and operations. The annual financial statements of the General Partner, of Linden, Inc. and of East Coast will be prepared in accordance with generally accepted accounting principles and, in particular, will clearly reflect each of their respective separate assets and liabilities and the fact that the general partnership interest in the Borrower is owned by the General Partner.

         6. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 7.5 of the GP Term Loan Agreement by deleting the last sentence thereof and replacing it with the following sentence:

                  "The General Partner will (i) be the sole general partner of the Borrower and (ii) engage solely in the business of the performance of the Borrower's obligations pursuant to the Transaction Documents. Linden, Inc. will (i) be a member of the General Partner and holding no less than 1% membership interest in the General Partner and (ii) engage solely in the business of the performance of the General Partner's obligations pursuant to the Transaction Documents."

         7. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 7.7 of the GP Term Loan Agreement by adding the following sentence at the end thereof:

                  "The General Partner shall not make any investments (whether by purchase of stock,


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
                  bonds, notes or other securities, loan, advance or otherwise) other than Permitted Investments and investments in general partnership interests in the Borrower."

         8. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend Section 7.12 of the GP Term Loan Agreement by adding the following sentence at the end thereof:

                  "The General Partner shall not, directly or indirectly, purchase, acquire, exchange or lease any property from or sell, transfer or lease any property to, or borrow any money from, or otherwise enter into any transaction or arrangement with, any Affiliate or any officer, director or employee of East Coast, except for (a) the transactions contemplated by the Transaction Documents, and (b) transactions upon fair and reasonable terms no less favorable than the General Partner could obtain or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate."

         9. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend the GP Term Loan Agreement by deleting Section 7.15 thereof.

         10. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend paragraph (b) of Section 8 of the GP Term Loan Agreement by inserting the following words in the twelfth line after the words "(other than any Project Document)," and before the word "shall":

                  "or any representation, warranty or statement by the Borrower on behalf of the General Partner, Linden, Inc. or East Coast to the Lender in the Amendment under the GP Term Loan Agreement, dated February 4, 1999, between the Borrower and the Lender."

         11. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend paragraph (c) of Section 8 of the GP Term Loan Agreement by adding at the end thereof the following clause:

                  "(iii) (A) the General Partner shall fail to perform or observe Sections 1.04, 2.01, 2.06, 5.03, 4.01 or 5.04 of its limited liability company agreement, or (B) Linden, Inc. shall fail to perform or observe Articles III, VIII.2, VIII.3 or XI.1 of its Certificate of Incorporation; or (iv)(A) the General Partner shall fail to perform or observe any provisions of its limited liability company agreement (other than provisions enumerated in clause (iii)(A) above of this paragraph (c)), or (B) Linden, Inc. shall fail to perform or observe any provisions of its certificate of incorporation (other than provisions enumerated in clause (iii)(B) above of this paragraph (c)), and in each case in this clause (iv) such failure shall continue unremedied for a period of


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                  30 days after written notice thereof from the Lender to the
                  General Partner and the Borrower; provided, however, that such 30 day period shall be extended for such period of time (not to exceed 60 days) during which the General Partner or Linden, Inc. or the Borrower on behalf of the General Partner or Linden, Inc. shall be diligently using its best efforts to cure such default; or"

         12. Each of the Borrower and the Owner Trustee hereby consents and agrees to restate in its entirety paragraph (k) of Section 8 of the GP Term Loan Agreement to read as follows:

                  "(k) An entity with a net worth of at least $100,000,000 shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower."

         13. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend paragraph (t) of Section 8 of the GP Term Loan Agreement by inserting the words "or its successors or assigns" after the word "Exxon" and before the word "shall" on the first line of such paragraph (t).

         14. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend the address of the Borrower in Section 9.2 of the GP Term Loan Agreement to read as follows:

                           "Cogen Technologies Linden, Ltd.
                           1400 Smith Street, EB 2407
                           Houston, Texas 77002
                           Attention:  Donna Lowry, Compliance Department
                           Telecopy:  (713) 646-4039"

         15. Each of the Borrower and the Owner Trustee hereby consents and agrees to amend the GP Term Loan Agreement by adding the following Section 9.19:

                           "Section 9.19 Payment under Letter of Credit. To the
                  extent the Lender shall draw payment under the Letter of Credit, the Letter of Credit Proceeds (plus any Letter of Credit Proceeds Interest Amount) shall constitute additional cash collateral for the Obligations of the Borrower to the Lender hereunder, and shall not constitute a payment or prepayment of principal of or interest on the Loans until the final scheduled principal payment of and interest on the Loans; provided, however, that (1) if the Letter of Credit Proceeds (plus any Letter of Credit Proceeds Interest Amount) exceeds the amount of the final scheduled principal payment of and interest on the Loans, such excess amount shall be applied to the scheduled principal and interest payment of the Loans in the inverse order of maturity, starting from the second to the last scheduled principal payment of and interest on the Loans, (2) if the


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                  Loans are accelerated pursuant to the terms hereof, any
                  Letter of Credit Proceeds (plus any Letter of Credit Proceeds Interest Amount) which has not been applied pursuant to other provisions of this Section 9.19 shall be applied to the Borrower's Obligations hereunder and (3) the Letter of Credit Proceeds (plus any Letter of Credit Proceeds Interest Amount), after deposit into the Required Payment Account (as defined in the Security Agreement) pursuant to the Security Agreement, may be used pursuant to Section 4.01(b) thereof without affecting the Borrower's obligations hereunder or the Limited Partnership's obligations under the Project Partnership Agreement."

         III.     Representations and Warranties.

         In order to induce the Lender to enter into this Second Amendment, the Borrower represents and warrants to the Lender that as of the effective date hereof:

                  (a) Organization; Existence. The General Partner is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Linden, Inc. is corporation duly organized and validly existing under the laws of the State of Delaware. East Coast is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Each of the General Partner, Linden, Inc. and East Coast maintains its existence and its good standing under the laws of the State of Delaware.

                  (b) Compliance with Laws. Each of the General Partner, Linden, Inc. and East Coast is in compliance with all Requirements of Law.

                  (c) Capitalization. The General Partner is adequately capitalized for the business in which it will engage.

                  (d) Conduct and Communications. Each of the General Partner, Linden, Inc. and East Coast conducts its business solely in its own name and through its duly authorized members or agents, in each case so as not to mislead others as to its identity, assets or liabilities. The General Partner has its own telephone listing and an identifiable principal place of business. The General Partner, Linden, Inc. and East Coast have separate stationery, check stock and other business forms.

                  (e) Arm's Length. The General Partner has not entered into any transaction or arrangements with any Affiliate or any officer, director or employee of East Coast or Linden, Inc. except for (a) the transactions contemplated by the Transaction Documents or this Second Amendment or the Consent and Waiver (JEDI Linden), and (b) transactions upon fair and reasonable terms no less favorable than the General Partner could obtain or could


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

         become entitled to, in an arm's length transaction with a Person which is not an Affiliate.

         IV.      Conditions to Effectiveness.

         This Second Amendment shall become effective on the date on which:

                  (a) the Borrower and the Owner Trustee shall have duly executed and delivered counterparts of (i) the Consent and Waiver
         (RCM), (ii) the Consent and Waiver (JEDI Linden), (iii) this Second Amendment, and (iv) the Second Amendment to the Project Partnership Agreement.

                  (b) the General Partner shall have in effect a certificate of formation substantially in the form of Exhibit A hereto and a limited liability company agreement substantially in the form of Exhibit B hereto, and Linden, Inc. shall be a member of the General Partner with a membership interest of at least 1% in the General Partner and shall be a Delaware corporation with certificate of incorporation and bylaws in effect substantially in the form of Exhibit C, and the Owner Trustee shall have received copies of all such documents duly certified by the Secretary of State of the State of Delaware in the case of the certificate of formation of JEDI Linden GP, L.L.C. and the certificate of incorporation of Linden, Inc. and otherwise duly certified by appropriate officers of Linden GP, L.L.C. or Linden, Inc., as the case may be.

                  (c) an Acceptable Bank shall have duly executed and delivered the Letter of Credit substantially in the form of Exhibit D hereto, accompanied by an opinion of counsel and other documentation reasonably satisfactory to the Owner Trustee, the Tranche A Banks and the Tranche B Lenders regarding the enforceability of the Letter of Credit and such other matters as reasonably requested by such persons;

                  (d) the Owner Trustee, the Tranche A Banks and the Tranche B Lenders shall have received an opinion from counsel to East Coast, in form and substance acceptable to such persons;

                  (e) the Owner Trustee, the Tranche A Banks and the Tranche B Lenders shall have received a certificate from East Coast, in form and substance acceptable to such persons, representing and warranting that
         (i) neither East Coast nor any entity owned or controlled by East Coast is in default of its obligations under any of the Operative Documents, and East Coast is not aware of any such default by any other party under the Transaction Documents or any of the Operative Documents, (ii) all third party consents (other than the consent of the Owner Trustee) and government approvals and notifications required for these transactions have been obtained or made or are being granted


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

         simultaneously herewith, (iii) the transactions will not have a material adverse effect on the Project or the ability of any entity to perform its obligations under the Transaction Documents or any of the Operative Documents, (iv) the transactions contemplated by this Second Amendment, the Consent and Waiver (RCM) and the Consent and Waiver (JEDI Linden) will not cause the Project to lose its status as a "qualifying facility" under PURPA or any similar statute of the State of New Jersey, (v) neither the Owner Trustee nor the Beneficiary nor any of their respective Affiliates will be deemed to be, or be subject to the regulation as, an "electric utility," an "electric utility holding company," a "public utility" or a "public utility holding company" or any similar entity under any existing law, rule or regulation of any Governmental Authority and (vi) such other matters as may be reasonably requested by such persons; and

                  (f) the Owner Trustee, the Tranche A Banks and the Tranche B Lenders shall have received a duly executed copy, in form and substance acceptable to such person and its counsel, of each of (i) the GP Term Loan Securities Accounts Control Agreement among the Borrower, the Owner Trustee, and PNC Bank, N.A. in substantially the same form as Exhibit E, (ii) the Tranche A and B Securities Accounts Control Agreement among the Owner Trustee, the Collateral Agent and United States Trust Company of New York in substantially the same form as Exhibit F, and (iii) the Letter of Credit Proceeds Agreement, between the Owner Trustee and Linden Owner Partnership in substantially the same form as Exhibit G.

         V.       General

         1. Payment of Expenses. The Borrower agrees to pay or reimburse the Owner Trustee for all of its out-of-pocket costs and reasonable expenses of the Owner Trustee incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel.

         2. No Other Amendments; Confirmation. Except as expressly set forth herein, the provisions of the GP Term Loan Agreement are and shall remain in full force and effect.

         3.       Governing Law; Counterparts.

                  (a) This Second Amendment shall be construed in accordance with and governed by the laws of the State of New York.

                  (b) This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts, and all of said counterparts taken


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

together shall be deemed to constitute one and the same instrument. A set of the copies of this Second Amendment signed by all the parties shall be lodged with each of the Borrower and the Owner Trustee.

         IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  COGEN TECHNOLOGIES LINDEN, LTD.

                                  By:  JEDI Linden GP, L.L.C., a Delaware
                                       limited liability company, as the general
                                       partner


                                  By:  /s/ JEREMY BLACHMAN
                                       ----------------------------------------
                                  Name: Jeremy Blachman
                                        ---------------------------------------
                                  Title: Attorney in fact
                                         --------------------------------------


                                  STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT, NATIONAL
                                  ASSOCIATION, not in its individual capacity, but as Owner Trustee


                                  By:  /s/ GERALD R. WHEELER
                                       ----------------------------------------
                                  Name: Gerald R. Wheeler
                                        ---------------------------------------
                                  Title: Vice President
                                         --------------------------------------


Exhibits:

A- Form of GP Certificate of Formation
B- Form of GP Limited Liability Agreement
C- Form of Member Certificate of Incorporation
D- Form of Letter of Credit
E- GP Term Loan Securities Accounts Control Agreement
F- Tranche AB Securities Accounts Control Agreement
G- Letter of Credit Proceeds Agreement

                                   EXHIBIT A
                      FORM OF GP CERTIFICATE OF FORMATION

                                   EXHIBIT B
                     FORM OF GP LIMITED LIABILITY AGREEMENT

                                   EXHIBIT C
                  FORM OF MEMBER CERTIFICATE OF INCORPORATION

                                   EXHIBIT D
                            FORM OF LETTER OF CREDIT

                                   EXHIBIT E

                                   EXHIBIT F



                                      -18-
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                                   EXHIBIT G


                                      -19-